Exhibit (d)(3)

Form of Amended Annex A

Goldman Sachs Asset Management L.P.

Fund	Fee (Annual Rate)	Initial Date
Goldman Sachs Access Emerging Markets Local Currency Bond ETF	0.45%	May 17, 2017

Goldman Sachs Access Emerging Markets USD Bond ETF	0.45%	June 6, 2018

Goldman Sachs Access High Yield Corporate Bond ETF	0.34%	May 17, 2017

Goldman Sachs Access Inflation Protected USD Bond ETF	0.12%	June 6, 2018

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF	0.14%	September 18, 2019

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF	0.14%	September 18, 2019

Goldman Sachs Access Investment Grade Corporate Bond ETF	0.14%	May 17, 2017

Goldman Sachs Access Treasury 0-1 Year ETF	0.14%	July 19, 2016

Goldman Sachs Access Ultra Short Bond ETF	0.20%	November 28, 2018

Goldman Sachs Access U.S. Aggregate Bond ETF	0.14%	September 18, 2019

Goldman Sachs Access U.S. Treasury Bond ETF	0.14%	September 18, 2019

Goldman Sachs ActiveBeta® Europe Equity ETF	0.25%	April 16, 2015

Goldman Sachs ActiveBeta® International Equity ETF	0.25%	April 16, 2015

Goldman Sachs ActiveBeta® Japan Equity ETF	0.25%	April 16, 2015

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF	0.09%	April 16, 2015

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF	0.20%	April 16, 2015

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF	0.09%	May 17, 2017

Goldman Sachs Future Tech Leaders Equity ETF	0.75%	March 17, 2021

Goldman Sachs Hedge Industry VIP ETF	0.45%	April 12, 2016

Goldman Sachs Innovate Equity ETF	0.50%	July 27, 2020

Goldman Sachs JUST U.S. Large Cap Equity ETF	0.20%	March 14, 2018

Goldman Sachs MarketBeta Emerging Markets Equity ETF	0.45%	September 18, 2019

Goldman Sachs MarketBeta International Equity ETF	0.25%	September 18, 2019

Goldman Sachs MarketBeta International Small Cap Equity ETF	0.30%	September 18, 2019

Goldman Sachs MarketBeta U.S. Equity ETF	0.09%	September 18, 2019

GOLDMAN SACHS ETF TRUST

By:
Name:	James McNamara
Title:	President

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:
Name:	Michael Crinieri
Title:	Managing Director

Dated: